Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PremierWest Bancorp 401(K) Profit Sharing Plan of our report dated January 17, 2003 with respect to the consolidated financial statements of PremierWest Bancorp and subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ MOSS ADAMS, LLP

                                                           Moss Adams, LLP

                                                           Portland, Oregon